EXHIBIT 10.6

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement is entered into as of the date set forth below, by and between Black Bird Biotech, Inc., a Nevada corporation (“BBBT”), and Astonia LLC (“Astonia”).

RECITALS

WHEREAS, Jack Jie Qin, a director of BBBT, is the control person of Astonia; and

WHEREAS, the Board of Directors of BBBT have determined it to be in the best interests of the BBBT and its shareholders to reduce the number of currently outstanding shares of common stock, as part of a plan to reduce the future dilution in the common stock; and

WHEREAS, to effect such reduction in the outstanding shares of common stock, all of the directors of BBBT have agreed to exchange their respective directly and beneficially owned shares of common stock into shares of BBBT’s Series A Preferred Stock; and

WHEREAS, this Agreement is one of six identical agreements necessary to effect the desired reduction in the outstanding shares of common stock.

NOW, THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

1. Exchange Agreement. Astonia hereby agrees to exchange 2,831,661 shares of BBBT common stock for 1,520.00 shares of BBBT’s Series A Preferred Stock and BBBT hereby agrees to issued 1,520.00 shares of its Series A Preferred Stock in exchange for the 2,831,661 shares of Astonia.

2. The Exchange. Upon the mutual execution of this Agreement, Astonia shall deliver to BBBT a certificate representing 2,831,661 shares of BBBT common stock and BBBT shall cause to be issued, in book-entry form, 1,520.00 shares of Series A Preferred Stock and the 2,831,661 shares of BBBT common stock to be cancelled and returned to authorized and unissued status (the “Exchange”).

3. Representations and Warranties of BBBT. BBBT represents and warrants to Astonia:

(a) Organization and Corporate Authority. BBBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. BBBT has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

(b) Issuance of the Series A Preferred Stock. The Series A Preferred Stock, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of BBBT, will be issued in compliance with applicable state and federal laws.

(c) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which BBBT is a party.

(d) Governmental Consents. To the knowledge of BBBT, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of BBBT is required in connection with the valid execution, delivery and performance of this Agreement.

(e) Authorization. All corporate action on the part of BBBT and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of BBBT’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of BBBT.

9. Representations and Warranties of Astonia.

(a) Astonia is under no legal disability with respect to entering into, and performing under, this Agreement.

(b) Astonia represents and warrants that Astonia is an “accredited investor.”

(c) Astonia represents and warrants that Astonia understands that the shares of Series A Preferred Stock, including the shares of common stock into which they may be converted, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

(d) Astonia represents and warrants that the shares of Series A Preferred Stock are not being purchased with a view to or for the resale or distribution thereof and that Astonia has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

(e) Astonia consents to the placement of the following legend, or a legend similar thereto, on the certificate representing the shares of Series A Preferred Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

10. Miscellaneous.

(a) Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

(b) Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

(c) Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Nevada.

(d) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

2

(e) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

(f) Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

BBBT:		Astonia:

BLACK BIRD BIOTECH, INC.		ASTONIA LLC

By:	/s/ Fabian G. Deneault	/s/ Jack Jie Qin
	Fabian G. Deneault	Jack Jie Qin
	President	Manager

3